Chanticleer Holdings Announces $1.6 Million Equity Financing

CHARLOTTE, NC--(October 10, 2013) - Chanticleer Holdings, Inc. (HOTR) ("Chanticleer Holdings" or the "Company"), headquartered in Charlotte, N.C., announced today that the Company has successfully completed a $1.6 Million equity financing with accredited investors, meeting the minimum requirement for the Private Placement and enabling the Company to break escrow with the funds received. The proceeds will be used to continue the development of the Company’s restaurant locations as well as for general working capital purposes.

The successful private placement involved the sale of approximately 426,667 units of the Company’s common stock at a purchase price of $3.75 per unit. Each unit is comprised of one share of Chanticleer common stock and one common share warrant. Each warrant is exercisable for one common share, twelve months after the closing of the Private Placement, for a period of 5 years at a price of $5.00. The shares and underlying warrants have not been registered with the Securities and Exchange Commission. Currently there is an additional 240,000 units available under the terms of the financing agreement.

Mike Pruitt, Chairman and Chief Executive Officer of the Company, stated: "We are pleased to announce the closing of this financing with friendly accredited investors. The proceeds of this financing will allow Chanticleer to fund the completion of new locations. As we continue on our aggressive growth plan, it pleases me to know that new shareholders see value in our long-term growth strategy.”

For further information, please visit www.chanticleerholdings.com

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About Chanticleer Holdings, Inc.

Chanticleer Holdings (HOTR) is focused on expanding the Hooters® casual dining restaurant brand in international emerging markets. Chanticleer currently owns in whole or part of the exclusive franchise rights to develop and operate Hooters restaurants in South Africa, Hungary and parts of Brazil, and has joint ventured with the current Hooters franchisee in Australia, while evaluating several additional international opportunities. The Company currently owns and operates in whole or part of six Hooters restaurants in its international franchise territories: Durban, Johannesburg, Cape Town and Emperor's Palace in South Africa; Campbelltown in Australia; and Budapest in Hungary.

Forward-Looking Statements:

Any statements that are not historical facts contained in this release are "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing or required licenses, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the companies do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Contact:

Chanticleer Holdings, Inc.

Mike Pruitt

Chairman/CEO

Phone: 704.366.5122 x 1

mp@chanticleerholdings.com